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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 28, 1997


                    CRESCENT REAL ESTATE EQUITIES COMPANY
            (Exact name of Registrant as specified in its Charter)


       Texas                       1-13038                    52-1862813
(State of Organization)     (Commission File Number)         (IRS Employer
                                                         Identification Number)


      777 Main Street, Suite 2100
          Fort Worth, Texas                                    76102
(Address of Principal Executive Offices)                     (Zip Code)


                                (817) 877-0477
             (Registrant's telephone number, including area code)



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Item 5.   Other Events.

     On September 29, 1997, Crescent Real Estate Equities Company, a Texas real estate investment trust (collectively with its subsidiaries, the "Company"), entered into a partnership with Vornado Realty Trust and certain of its affiliates (collectively, "VNO") to participate in the acquisition, for an aggregate purchase price (including the assumption of certain debt) of approximately $949 million, of Americold Corporation ("Americold") and URS Logistics, Inc. ("URS"), two companies which currently own and operate approximately 79 refrigerated warehouses with an aggregate of approximately 368 million cubic feet. Americold and URS, the two largest suppliers of public refrigerated warehouse space in the United States, operate the warehouses pursuant to arrangements with national food suppliers such as Tyson Foods, Kraft Foods, ConAgra and Pillsbury. VNO will own approximately 60% of the partnership, and the Company will own the remaining approximately 40%. Although the terms of the definitive partnership agreement are subject to negotiation, the existing agreement provides that certain major decisions require approval of both partners. Other than these decisions, the VNO partner will have the right to make all decisions relating to the partnership.

     The acquisition of Americold and URS, which is expected to close on October 30, 1997, subject to customary closing conditions, will be accomplished through the formation of two subsidiaries of VNO which will merge into Americold and URS. Either in the course of the merger of the VNO subsidiaries into Americold and URS or subsequent thereto, the capital structures of Americold and URS will be amended so as to provide for voting and nonvoting common stock. VNO and the Company will own only nonvoting stock of Americold and URS. Other entities, the identity of which has not been determined at this time, will own all of the voting stock of Americold and URS. The Company and VNO, through their ownership of the nonvoting stock, will own substantially all of the economic interest in Americold and URS (approximately 98%). At this time, it has not been determined whether the partnership between the Company and VNO will acquire only nonvoting stock at the time of the closing of the acquisition of Americold and URS or whether the Company and VNO will transfer all of the voting stock subsequent to the closing of the acquisition. The Company expects to offer its interest in the voting stock of Americold and URS to Crescent Operating, Inc., but no offer has been made at this time.

     If the Company and VNO acquire voting stock at the time of the acquisition, it is intended that the transfer of the voting stock to other entities will take place in the near future and in no event later than December 31, 1997. In order to maintain REIT qualification, the Company and VNO must transfer all of the voting stock on or before January 30, 1998. The final structure of the transaction will depend on the resolution of various structuring issues, including the identity and nature of the entities that will own Americold and URS; certain terms of the partnership agreement; the identification and division of the assets that will be owned by the partnership and any assets that may be owned by an entity formed to conduct the business operations currently conducted by Americold and URS; the structure of the entity that will operate the warehouses; and the nature and terms of any lease that may be entered into between the operating entity and the owner of the warehouses. There can be no assurance that the transaction will be completed.

Item 7(c).   Exhibits.

     None.

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                                  SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  October 27, 1997                CRESCENT REAL ESTATE EQUITIES COMPANY



                                          By: /s/ DALLAS E. LUCAS
                                             ---------------------------
                                                  Dallas E. Lucas
                                             Senior Vice President and
                                              Chief Financial Officer